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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

        NAME OF SUBSIDIARY                                      JURISDICTION OF ORGANIZATION
        ------------------------------------------------------  ----------------------------
        AMB Property, L.P.                                            Delaware
        AMB Property Holding Corporation                              Maryland
        AMB Property II, L.P.                                         Maryland
        Long Gate, LLC                                                Delaware